Exhibit 99

Accenture Reports Strong First-Quarter Fiscal 2018 Results

-- Revenues increase 12% in U.S. dollars and 10% in local currency to $9.5 billion --

-- EPS are $1.79, a 13% increase --

-- Operating income increases 12% to $1.49 billion, with operating margin of 15.6% --

-- New bookings are $10.0 billion, with consulting bookings of $5.9 billion and outsourcing bookings of $4.0 billion --

-- Accenture updates business outlook for fiscal 2018, including narrowing its range for full-year revenue growth to 6-8% in local currency from 5-8% previously, and raising outlook for EPS to $6.48 to $6.66 from $6.36 to $6.60 previously; updated EPS range represents 10-13% growth over adjusted EPS for fiscal 2017 --

NEW YORK; Dec. 21, 2017 — Accenture (NYSE: ACN) reported financial results for the first quarter of fiscal 2018, ended Nov. 30, 2017, with net revenues of $9.5 billion, an increase of 12 percent in U.S. dollars and 10 percent in local currency over the same period last year.

Diluted earnings per share were $1.79, an increase of $0.21, or 13 percent from the first quarter last year.

Operating income was $1.49 billion, an increase of 12 percent over the same period last year, and operating margin was 15.6 percent, consistent with the first quarter last year.

New bookings for the quarter were $10.0 billion, with consulting bookings of $5.9 billion and outsourcing bookings of $4.0 billion.

Pierre Nanterme, Accenture’s chairman and CEO, said, “We delivered excellent financial results for the first quarter. I am particularly pleased with our broad-based revenue growth of 10 percent in local currency – including double-digit growth in four of our five operating groups and two of our three geographic regions – as well as very strong new bookings. We also delivered 13 percent growth in earnings per share and returned $1.4 billion in cash to our shareholders.

“Our outstanding results reflect the significant investments we have made to differentiate Accenture – especially in digital, cloud and security services, which account for more than half of our total revenues. Our growth strategy is clearly resonating with our clients, and we are very well-positioned to continue gaining market share, driving profitable growth and delivering value for our clients and shareholders.”

Financial Review

Revenues before reimbursements (“net revenues”) for the first quarter of fiscal 2018 were $9.52 billion, compared with $8.52 billion for the first quarter of fiscal 2017, an increase of 12 percent in U.S. dollars and 10 percent in local currency, above the company’s guided range of $9.10 billion to $9.35 billion. The foreign-exchange impact for the quarter was approximately positive 2 percent, consistent with the assumption provided in the company’s fourth-quarter earnings release.

▪	Consulting net revenues for the quarter were $5.18 billion, an increase of 13 percent in U.S. dollars and 11 percent in local currency compared with the first quarter of fiscal 2017.

▪	Outsourcing net revenues were $4.34 billion, an increase of 11 percent in U.S. dollars and 9 percent in local currency compared with the first quarter of fiscal 2017.

Diluted EPS for the quarter were $1.79, compared with $1.58 for the first quarter last year. The $0.21 increase in EPS reflects:

▪	an $0.18 increase from higher revenue and operating results;

▪	a $0.02 increase from a lower share count; and

▪	a $0.01 increase from higher non-operating income.

Gross margin (gross profit as a percentage of net revenues) for the quarter was 32.1 percent, compared with 32.1 percent for the first quarter last year. Selling, general and administrative (SG&A) expenses for the quarter were $1.57 billion, or 16.4 percent of net revenues, compared with $1.40 billion, or 16.4 percent of net revenues, for the first quarter last year.

Operating income for the quarter increased 12 percent, to $1.49 billion, or 15.6 percent of net revenues, compared with $1.33 billion, or 15.6 percent of net revenues, for the first quarter of fiscal 2017.

The company’s effective tax rate for the quarter was 20.5 percent, compared with 20.4 percent for the first quarter last year.

Net income for the quarter was $1.19 billion, a 12 percent increase from $1.06 billion for the first quarter last year.

Operating cash flow for the quarter was $1.01 billion, and property and equipment additions were $133 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $872 million. For the same period last year, operating cash flow was $1.08 billion; property and equipment additions were $85 million; and free cash flow was $1.00 billion.

Days services outstanding, or DSOs, were 43 days at Nov. 30, 2017, compared with 39 days at Aug. 31, 2017 and 44 days at Nov. 30, 2016.

Accenture’s total cash balance at Nov. 30, 2017 was $3.7 billion, compared with $4.1 billion at Aug. 31, 2017.

New Bookings

New bookings for the first quarter were $10.0 billion and reflect a positive 1 percent foreign-currency impact compared with new bookings in the first quarter last year.

▪	Consulting new bookings were $5.9 billion, or 59 percent of total new bookings.

▪	Outsourcing new bookings were $4.0 billion, or 41 percent of total new bookings.

Net Revenues by Operating Group

Net revenues by operating group were as follows:

▪	Communications, Media & Technology: $1.87 billion, compared with $1.69 billion for the first quarter of fiscal 2017, an increase of 11 percent in U.S. dollars and 10 percent in local currency.

▪	Financial Services: $2.06 billion, compared with $1.81 billion for the first quarter of fiscal 2017, an increase of 14 percent in U.S. dollars and 11 percent in local currency.

▪	Health & Public Service: $1.63 billion, compared with $1.50 billion for the first quarter of fiscal 2017, an increase of 9 percent in U.S. dollars and 8 percent in local currency.

▪	Products: $2.58 billion, compared with $2.32 billion for the first quarter of fiscal 2017, an increase of 11 percent in U.S. dollars and 10 percent in local currency.

▪	Resources: $1.33 billion, compared with $1.19 billion for the first quarter of fiscal 2017, an increase of 12 percent in U.S. dollars and 10 percent in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region were as follows:

▪	North America: $4.28 billion, compared with $3.98 billion for the first quarter of fiscal 2017, an increase of 8 percent in U.S. dollars and 7 percent in local currency.

▪	Europe: $3.45 billion, compared with $2.96 billion for the first quarter of fiscal 2017, an increase of 17 percent in U.S. dollars and 11 percent in local currency.

▪	Growth Markets: $1.79 billion, compared with $1.58 billion for the first quarter of fiscal 2017, an increase of 13 percent in U.S. dollars and 16 percent in local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

On Nov. 15, 2017, a semi-annual cash dividend of $1.33 per share was paid to Accenture plc Class A ordinary shareholders of record at the close of business on Oct. 19, 2017 and to Accenture Holdings plc ordinary shareholders of record at the close of business on Oct. 17, 2017. These cash dividend payments totaled $854 million. This dividend represents an increase of $0.12 per share, or 10 percent, over the company’s previous semi-annual dividend, declared in March.

Share Repurchase Activity

During the first quarter of fiscal 2018, Accenture repurchased or redeemed 4.0 million shares for a total of $563 million, including approximately 3.2 million shares repurchased in the open market.

Accenture’s total remaining share repurchase authority at Nov. 30, 2017 was approximately $2.6 billion.

At Nov. 30, 2017, Accenture had approximately 642 million total shares outstanding, including 615 million Accenture plc Class A ordinary shares and minority holdings of 27 million shares (Accenture Holdings plc ordinary shares and Accenture Canada Holdings Inc. exchangeable shares).

Business Outlook

Second Quarter Fiscal 2018

Accenture expects net revenues for the second quarter of fiscal 2018 to be in the range of $9.15 billion to $9.40 billion, 6 percent to 9 percent growth in local currency, reflecting the company’s assumption of a positive 4.5 percent foreign-exchange impact compared with the second quarter of fiscal 2017.

Fiscal Year 2018

Accenture’s business outlook for the full 2018 fiscal year now assumes that the foreign-exchange impact on its results in U.S. dollars will be positive 2.5 percent compared with fiscal 2017; the previous foreign-exchange assumption was positive 3 percent.

For fiscal 2018, the company now expects net revenue growth to be in the range of 6 percent to 8 percent in local currency, compared with 5 percent to 8 percent previously.

The company now expects GAAP diluted EPS to be in the range of $6.48 to $6.66, compared with $6.36 to $6.60 previously. The updated EPS range represents 19 percent to 22 percent growth over GAAP EPS of $5.44 for fiscal 2017, and 10 percent to 13 percent growth over adjusted EPS of $5.91.

Accenture continues to expect operating margin for the full fiscal year to be in the range of 14.9 percent to 15.1 percent, an expansion of 10 to 30 basis points from adjusted operating margin for fiscal 2017.

For fiscal 2018, the company continues to expect operating cash flow to be in the range of $5.0 billion to $5.3 billion; property and equipment additions to be $600 million; and free cash flow to be in the range of $4.4 billion to $4.7 billion.

The company now expects its annual effective tax rate to be in the range of 22 percent to 24 percent, compared with 23 percent to 25 percent previously. The company’s outlook for its tax rate does not include the potential impact from U.S. tax reform.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EST today to discuss its first-quarter financial results. To participate, please dial +1 (800) 230-1074 [+1 (612) 288-0329 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EST today, Dec. 21, and continuing until Thursday, Mar. 22, 2018. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Thursday, Mar. 22, 2018. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 434645 from 10:30 a.m. EST today, Dec. 21, through Thursday, Mar. 22, 2018.

About Accenture

Accenture is a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations. Combining unmatched experience and specialized skills across more than 40 industries and all business functions – underpinned by the world’s largest delivery network – Accenture works at the intersection of business and technology to help clients improve their performance and create sustainable value for their stakeholders. With more than 435,000 people serving clients in more than 120 countries, Accenture drives innovation to improve the way the world works and lives. Visit us at www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the changing technological environment could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and/or company data from security breaches or cyberattacks; the markets in which the company operates are highly competitive, and the company might not be able to compete effectively; the company’s profitability could suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies; changes in our level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on our effective tax rate, results of operations, cash flows and financial condition; the company’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; the company’s business could be materially adversely affected if the company incurs legal liability; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment; the company might not be successful at identifying, acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; the company’s global delivery capability is concentrated in India and the Philippines, which may expose it to operational risks; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; adverse changes to the company’s relationships with key alliance partners or in the business of its key alliance partners could adversely affect the company’s results of operations; if the company is unable to protect its intellectual property rights or if the company’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; any changes to the estimates and assumptions that the company makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; many of the company’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; the company might be unable to access additional capital on favorable terms or at all and if the company raises equity capital, it may dilute its shareholders’ ownership interest in the company; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended
	November 30, 2017	% of Net Revenues	November 30, 2016	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$9,523,222	100%	$8,515,517	100%
Reimbursements	531,271		490,086
Revenues	10,054,493		9,005,603
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	6,470,962	67.9%	5,785,485	67.9%
Reimbursable expenses	531,271		490,086
Cost of services	7,002,233		6,275,571
Sales and marketing	1,001,789	10.5%	888,827	10.4%
General and administrative costs	564,591	5.9%	509,246	6.0%
Total operating expenses	8,568,613		7,673,644
OPERATING INCOME	1,485,880	15.6%	1,331,959	15.6%
Interest income	11,436		8,297
Interest expense	(4,707)		(3,048)
Other income (expense), net	1,515		(6,087)
INCOME BEFORE INCOME TAXES	1,494,124	15.7%	1,331,121	15.6%
Provision for income taxes	305,582		271,372
NET INCOME	1,188,542	12.5%	1,059,749	12.4%
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc.	(49,133)		(46,452)
Net income attributable to noncontrolling interests – other (1)	(15,749)		(8,821)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,123,660	11.8%	$1,004,476	11.8%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,123,660		$1,004,476
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc. (2)	49,133		46,452
Net income for diluted earnings per share calculation	$1,172,793		$1,050,928
EARNINGS PER SHARE:
-Basic	$1.82		$1.62
-Diluted	$1.79		$1.58
WEIGHTED AVERAGE SHARES:
-Basic	615,835,525		621,569,764
-Diluted	656,671,417		663,752,830
Cash dividends per share	$1.33		$1.21
_________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the redemption of all Accenture Holdings plc ordinary shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

			Percent Increase U.S. Dollars	Percent Increase Local Currency
	Three Months Ended
	November 30, 2017	November 30, 2016
OPERATING GROUPS
Communications, Media & Technology	$1,869,770	$1,686,196	11%	10%
Financial Services	2,059,114	1,809,769	14	11
Health & Public Service	1,634,111	1,500,774	9	8
Products	2,584,056	2,320,169	11	10
Resources	1,332,894	1,194,858	12	10
Other	43,277	3,751	n/m	n/m
TOTAL Net Revenues	9,523,222	8,515,517	12%	10%
Reimbursements	531,271	490,086	8
TOTAL REVENUES	$10,054,493	$9,005,603	12%
GEOGRAPHY (1)
North America	$4,284,665	$3,981,075	8%	7%
Europe	3,449,372	2,957,962	17	11
Growth Markets	1,789,185	1,576,480	13	16
TOTAL Net Revenues	$9,523,222	$8,515,517	12%	10%
TYPE OF WORK
Consulting	$5,184,427	$4,593,019	13%	11%
Outsourcing	4,338,795	3,922,498	11	9
TOTAL Net Revenues	$9,523,222	$8,515,517	12%	10%
_________
n/m = not meaningful

(1)
Effective September 1, 2017, we revised the reporting of our geographic regions as follows: North America (the United States and Canada), Europe and Growth Markets (Asia Pacific, Latin America, Africa, the Middle East and Turkey). Four countries, including Russia, were previously in Growth Markets, but are now included in Europe. Prior period amounts have been reclassified to conform to the current period presentation.

OPERATING INCOME BY OPERATING GROUP
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	November 30, 2017		November 30, 2016
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase
Communications, Media & Technology	$294,925	16%	$257,844	15%	$37,081
Financial Services	369,253	18	319,489	18	49,764
Health & Public Service	223,190	14	199,227	13	23,963
Products	410,389	16	408,699	18	1,690
Resources	188,123	14	146,700	12	41,423
Total	$1,485,880	15.6%	$1,331,959	15.6%	$153,921

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	November 30, 2017	August 31, 2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,681,711	$4,126,860
Short-term investments	682	3,011
Receivables from clients, net	4,981,084	4,569,214
Unbilled services, net	2,476,871	2,316,043
Other current assets	1,163,493	1,082,161
Total current assets	12,303,841	12,097,289
NON-CURRENT ASSETS:
Unbilled services, net	39,339	40,938
Investments	227,189	211,610
Property and equipment, net	1,158,960	1,140,598
Goodwill	5,078,504	5,002,352
Other non-current assets	4,166,320	4,197,103
Total non-current assets	10,670,312	10,592,601
TOTAL ASSETS	$22,974,153	$22,689,890
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$2,979	$2,907
Accounts payable	1,316,930	1,525,065
Deferred revenues	2,494,949	2,669,520
Accrued payroll and related benefits	4,504,531	4,060,364
Other accrued liabilities	1,543,637	1,566,423
Total current liabilities	9,863,026	9,824,279
NON-CURRENT LIABILITIES:
Long-term debt	22,226	22,163
Other non-current liabilities	3,195,464	3,133,248
Total non-current liabilities	3,217,690	3,155,411
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	9,102,130	8,949,477
NONCONTROLLING INTERESTS	791,307	760,723
TOTAL SHAREHOLDERS’ EQUITY	9,893,437	9,710,200
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$22,974,153	$22,689,890

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	November 30, 2017	November 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,188,542	$1,059,749
Depreciation, amortization and asset impairments	232,633	187,433
Share-based compensation expense	212,891	149,796
Change in assets and liabilities/other, net	(628,228)	(313,096)
Net cash provided by (used in) operating activities	1,005,838	1,083,882
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(133,352)	(84,553)
Purchases of businesses and investments, net of cash acquired	(127,497)	(599,107)
Proceeds from the sale of businesses and investments, net of cash transferred	—	(7,200)
Other investing, net	1,890	1,238
Net cash provided by (used in) investing activities	(258,959)	(689,622)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	239,730	212,711
Purchases of shares	(563,138)	(587,935)
Cash dividends paid	(853,614)	(785,127)
Other financing, net	(1,998)	(2,424)
Net cash provided by (used in) financing activities	(1,179,020)	(1,162,775)
Effect of exchange rate changes on cash and cash equivalents	(13,008)	(60,036)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(445,149)	(828,551)
CASH AND CASH EQUIVALENTS, beginning of period	4,126,860	4,905,609
CASH AND CASH EQUIVALENTS, end of period	$3,681,711	$4,077,058